Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (312) 861-6414

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CFO to Address Calyon’s Oil Services Conference

HOUSTON, May 1, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, Senior Vice President and Chief Financial Officer, will address attendees at the following event:

Analyst Conference: Calyon’s Oil Services Conference – New York City, New York

Wednesday, May 10, at 11:45 A.M. Eastern Time

Presentation: Presentation slides will be available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com — investor relations section.

For a webcast of the event, visit www.fmctechnologies.com/calyon at the time of the conference.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 10,000 people and operates 32 manufacturing facilities in 17 countries.

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